Exhibit 10.23

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between Intellinetics, Inc., on behalf of itself, its subsidiaries, and other corporate affiliates and each of their respective employees, officers, directors, owners, shareholders, and agents (collectively referred to herein as the “Company”), and James DeSocio (the “Executive”) (the Company and the Executive are collectively referred to herein as the “Parties”) as of the date signed by all Parties below (the “Effective Date”).

I. Separation Date.

Executive and Company acknowledge and agree that Executive’s last day of employment with the Company is February 27, 2026 (the “Separation Date”). The Separation Date will be the employment termination date for the Executive for all purposes, meaning the Executive will no longer be entitled to any further compensation, benefits, or otherwise from Company as an employee after this date.

II. Separation Benefits.

In consideration for Executive’s agreement to each of the terms and conditions of this Agreement, the Parties agree as follows:

(a) The Company will pay Executive a severance bonus payment equivalent to six (6) months’ salary, the total amount of $177,500, less all relevant taxes and other withholdings, to be paid in installments equal to Executive’s weekly pay/salary amount as of the Separation Date. Payment will be made on a bi-weekly basis in accordance with Company’s regular payroll practices, with the first payment occurring on the first Company payroll date following the expiration of the review and rescission period set forth in Section XXII below.

(b) All unvested restricted stock awards (or portion thereof) shall be accelerated and fully vested as of the Separation Date. Executive may elect to surrender restricted stock in satisfaction of payroll tax obligations that arise upon vesting.

(c) The Company will amend Executive’s outstanding stock options to extend the date before which exercise must occur until December 31, 2026. Executive may elect to surrender stock in satisfaction of tax obligations that arise upon exercise.

(d) If the Executive is covered under the Company’s medical, dental, and/or vision healthcare benefits (the “Plan”) when the Executive’s employment with the Company ends, and the Executive timely and properly elects COBRA continuation coverage under the Plan, the Executive may be permitted to continue participation in the Plan under COBRA by continuing to pay premiums to the Company (or the COBRA Administrator, as appropriate) at the contribution level in effect for active employees until the earlier of: (i) the expiration of 6 months months following the Separation Date; or (ii) the date the Executive becomes covered under another group health plan. At the end of this period, to the extent the Executive remains eligible for COBRA coverage under the Plan and the maximum COBRA continuation coverage period has not expired, the Executive is fully responsible to pay any and all premiums for COBRA coverage through the expiration or termination of the COBRA continuation coverage period. Notwithstanding the foregoing, if the Company’s providing benefit continuation under this paragraph would violate the nondiscrimination rules applicable to non-grandfathered plans, or would result in the imposition of penalties under any applicable law, the Company shall reform this paragraph in a manner as is necessary to comply with such applicable law.

(e) The Company will classify Executive’s termination as a retirement and resignation. For purposes of any public announcement or prospective employment, Executive and Company will notify third parties that Executive retired and resigned.

(f) The Executive shall receive a continuation of his current fringe benefits for six (6) months, consisting of the Executive’s current cell phone allowance amount.

The Executive understands, acknowledges, and agrees that the benefits described in this Section II exceed what Executive is otherwise entitled to receive upon separation from employment, and that these benefits are in exchange for executing this Agreement. The Executive further acknowledges no entitlement to any additional payment or consideration not specifically referenced herein.

III. Other Benefits, Plans and Agreements.

Except as set forth in any restricted stock award, incentive stock option, or non-qualified stock option (each, an “Equity Agreement”), which remain in effect and shall be governed by the terms of those awards and or agreements, and Section II of this Agreement, all benefits and remuneration of any kind, including bonus plans, expense reimbursements, incentive plans, life insurance, long term disability insurance, and vehicle and gas allowances, shall terminate effective on the Separation Date.

IV. Return of Company Property.

Executive agrees that he will deliver to the Company no later than the Separation Date all records, data, documents, memoranda, software, media, manuals, notes, credit cards. computer equipment, keys and key fobs, and other material of any nature, including any copies thereof, which are or were in his/her possession or control and which reflect or relate to the Company.

V. Post-Employment Obligations.

After the Separation Date, the Executive will not represent him/herself as being an employee, officer, attorney, agent, or representative of Company for any purpose. The Executive is also aware and acknowledges any obligations, including confidentiality, non-competition, and non-solicitation provisions, contained in his Offer Letter Agreement, dated September 25, 2017, as amended (the “Offer Letter”). Without limiting the foregoing, the Executive specifically agrees to update any and all social media accounts the Executive accesses, uses, or maintains to reflect the fact that the Executive is no longer employed by Company within three days of the Separation Date.

2

VI. Executive Representations.

The Executive specifically represents, warrants and confirms that, as of the Effective Date: (a) he has no claims, complaints or actions of any kind filed against the Company with any court of law, or local, state or federal government or agency; (b) he has been properly paid for all hours worked for Company, and that all commissions, bonuses and other compensation due to Executive has been paid, with the exception of salary through the Separation Date, which will paid in accordance with Company payroll policies, and payment for accrued and unused paid time off, less all relevant taxes and other withholdings; and (c) he has not engaged in, and is not aware of, any unlawful conduct in relation to the business of Company. If any of these statements are not true, the Executive cannot sign this Agreement and must notify Company immediately, in writing, of the statements that are not true. Such notice will not automatically disqualify the Executive from receiving the separation benefits, but will require Company’s review and consideration.

VII. Release of Claims.

(a) General Release.

In exchange for the benefits offered by the Company, Executive completely releases all claims Executive may have at this time against the Company, its parents, or subsidiaries and their respective divisions, boards, affiliates, insurers, administrators, benefit plans, and their successors and assigns, and their respective officers, directors, employees, trustees, or agents, in both their official and personal capacities (collectively referred to hereafter as “Releasees”). This Release is intended to be a broad release and shall apply to any relief or benefit, no matter how denominated, including, but not limited to, claims for physical or mental injury, pain and suffering, prejudgment interest, insurance coverage, attorney fees or costs, future employment, wages, back pay, front pay, compensatory damages, or punitive damages, and all other claims, of whatever nature or kind, at law or in equity and whether known or unknown, direct or indirect, which Executive or any of Executive’s heirs, representatives, or assigns has, claims to have, or has ever had from the beginning of the world until the date Executive signs this agreement. In addition, Executive agrees to waive the right to receive any recovery under any charge or lawsuit filed by any other party.

(b) Extent of Release.

Some of the types of claims that Executive is releasing, although there may be others not listed here, are all claims existing (or which may exist) before the date of this Agreement and which are related to (1) any internal policies or procedures and/or benefit plans of the Company; (2) any alleged tortious act, including without limitation any intentional tort, invasion of privacy, or disclosure of personal information (3) any alleged breach of contract, (4) any alleged promissory estoppel, (5) any alleged fraud, misrepresentation or omission, (6) any alleged wrongful discharge, including without limitation, any alleged wrongful discharge in violation of public policy, (7) any alleged breach of fiduciary duty, (8) any alleged wrongful or retaliatory discharge, (9) any alleged entitlement to any pension, profit-sharing, or retirement benefits that are not already vested, (10) any claim to interest of any nature, including but not limited to any such claim under the common law or under Revised Code Section 1343.03(a), (11) any rights to any recovery or receipt of compensation or damages awarded as a result of any lawsuit or claims brought or asserted against the Company by any third party or any governmental agency, (12) any alleged violation of any statutory or regulatory obligations, including any of the following laws: (a) the Equal Pay Act, 29 U.S.C. §201, et seq.; (b) the National Labor Relations Act and the Labor Management Relations Act, 29 U.S.C. §141 et seq.; (c) the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act and New Jersey Law Against Discrimination (NJLAD); (d) Title VII of the Civil Rights Act of 1964 including the Pregnancy Disability Act (42 U.S.C. §2000e, et seq.); (e) ERISA (the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001, et seq.); (f) COBRA; (the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. §21161, et seq.); (g) the federal WARN Act; (h) The Americans with Disabilities Act (42 U.S.C. §12101, et seq.); (i) HIPAA, (j) the United States Constitution; (k) the Civil Rights Act of 1991; (l) the Civil Rights Acts of 1866 or 1871 (42 U.S.C. §§1981, 1983, 1985, et seq.); (m) the Family Medical Leave Act (FMLA) (n) retaliation under any federal, state, or local law; (o) any claims for costs or attorney fees; (p) the New Jersey laws against discrimination, and any other provision of the New Jersey statutes (including but not limited to wage payment and employment discrimination), and (q) any other Federal, State, City, County or other local law, ordinance, regulation, or common law.

3

(c) Exceptions to Release.

No part of the foregoing Release of Claims shall be interpreted to mean (a) that Executive is prohibited from filing a charge of discrimination (although Executive has released the right to any monetary recovery), or from providing information or participating as a witness in an investigation undertaken by or a proceeding before the EEOC or other state FEP agency, or (b) that Executive is required to pay the Company’s attorney fees if Executive files a charge of discrimination or participates in an investigation or proceeding with the EEOC or other state FEP agency. The only other claims that this release does not include are claims related to:

i.	Claims for the payment to which Executive is entitled under this special severance offer;
ii.	Any vested rights under the Company’s regular employee benefit plans;
iii.	Legally protected rights to file charges with the SEC, NLRB, OSHA, EEOC, or other state FEP agencies;
iv.	Any claims that the law states may not be waived; and
v.	Claims for unemployment compensation arising from the termination of my employment with the Company.

(d) Assignment and Consequences of a Breach.

If Executive breaches the promises in this Section VII of this Agreement and files a claim or lawsuit based on what Executive released in this Agreement, Executive agrees to pay for all liabilities and costs incurred by Releasees, including reasonable attorneys’ fees, in defending against Executive’s lawsuit.

Executive represents and warrants that he has not assigned or otherwise transferred (by way of subrogation, operation of law, or otherwise), any right to any other person to assert any claims of any kind or character against any of the Releasees. Executive agrees to indemnify and hold the Releasees harmless from and against any claims asserted by any other party against any of them, arising out of or in any way relating to any claims Executive may have had against the Releasees.

4

VIII. Confidentiality of this Agreement and Non-Disparagement.

Executive agrees that he will keep the amount of money and consideration promised and transferred under this Agreement strictly confidential except as required by securities laws. Executive will not disclose such information to any third party, other than to his/her legal counsel, financial advisor, and/or immediate family, except upon written agreement by the Company or as may be required by law or a court order. If asked, Executive will say “My departure has been amicably resolved; I can’t talk about it further,” or words to that effect.

Executive also agrees not to directly or indirectly take any action or make any statements that are maliciously untrue, such that they are made with knowledge of their falsity or with reckless disregard for their truth or falsity, with respect to Executive, the Company or any of its employees, officers, services, reputation, or business dealings, or that damage the Company in any of its community relationships (except as such may be lawfully permitted, required, or privileged).

Nothing contained in this Agreement or this Section VIII is intended to in any way limit or infringe upon Executive’s exercise of his/her rights under the NLRA, including his Section 7 rights such as the right to discuss wages and other working conditions with co-workers or a union, the right to raise work-related complaints directly with the employer or with a government agency, etc.

IX. Knowing and Voluntary Acknowledgement.

The Executive specifically agrees and acknowledges that: (a) Executive has read this Agreement in its entirety and understands all of its terms; (b) Executive has been advised, and has availed him/herself of the right to consult with an attorney prior to executing this Agreement; (c) Executive knowingly, freely and voluntarily assents to all of the terms and conditions of this Agreement, including, without limitation, the waiver, release and covenants contained herein; (d) Executive is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value which he/she is otherwise entitled; (e) Executive is not waiving or releasing rights or claims that may arise after the execution of this Agreement; and that (f) Executive understands that the waiver and release in this Agreement is being requested in connection with the cessation of his/her employment with Company.

X. Cooperation.

Executive agrees that he will not encourage or cooperate or otherwise participate or confer with any current or former employee of the Company or any of the Company’s Releasees, individually or collectively, or any potential plaintiff, to commence any legal action or make any claim against the Company or any of the Company Releasees with respect to such person’s employment with the Company or its affiliates; provided, however, that nothing in this Agreement shall prohibit Executive from assisting or cooperating with the Equal Employment Opportunity Commission, NLRB, OSHA, SEC, or a comparable state or local agency.

5

XI. Remedies.

In the event of a breach or threatened breach by the Executive of any of the provisions of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, it being acknowledged and agreed that such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. Moreover, the Executive understands and agrees that if he/she breaches any provisions of this Agreement, including but not limited to commencing, joining in, or in any other manner attempting to assert any claim released herein, in addition to any other legal or equitable remedy the Company may have, the Company shall have no further obligations to the Executive under Section II hereof and may recover any payments made to the Executive under Section II hereof. Any such action permitted to the Company by this paragraph, however, shall not affect or impair any of the Executive’s obligations under this Agreement, including without limitation, the release of claims in Section VII hereof.

XII. Successors and Assigns.

(a) Assignment by the Company

To the extent permitted by state law, Company may assign this Agreement to any subsidiary or corporate affiliate in the Company or otherwise, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

(b) No Assignment by the Executive

The Executive may not assign this Agreement or any part hereof. Any purported assignment by the Executive shall be null and void from the initial date of purported assignment.

XIII. Governing Law: Jurisdiction and Venue.

This Agreement, for all purposes, shall be construed in accordance with the laws of Ohio without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the state of Ohio. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

6

XIV. Entire Agreement.

Unless specifically provided herein, this Agreement along with the Equity Agreements, and all terms of the Offer Letter that by their nature are intended to be performed after the Separation Date and any other provisions that are reasonably apparent on their face to survive the Separation Date, which are incorporated as if fully rewritten herein, contain all the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The Executive represents that in executing this Agreement, he has not relied upon any representation or statement not set forth herein. The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

XV. Modification and Waiver.

No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by the CEO of Company. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

XVI. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law.

The Parties expressly agree that this Agreement as so modified by the court shall be binding and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

7

XVII. Captions.

Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

XVIII. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Photographic, PDF and fax copies of such signed counterparts may be used in lieu of the originals of this Agreement for any purpose.

XIX. Attorney’s Fees.

Should the Executive breach any of the terms of the restrictive covenants and/or obligations articulated herein, the Executive will be responsible for payment of all reasonable attorneys’ fees and costs that the Company incurred in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach or any other contract enforcement efforts.

XX. No Admission.

Nothing herein shall be deemed to constitute an admission of wrongdoing by the Company. Neither this Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

XXI. Code Section 409A.

This Agreement shall be interpreted and construed to reflect the intent of the Company that this Agreement be classified as a short-term deferral arrangement exempt from the provisions of Code Section 409A. Nothing in this Agreement shall provide a basis for any person to take action against the Company based on matters covered by Code Section 409A, including the tax treatment of this Agreement, and the Company shall not under any circumstances have any liability to the Executive, or other person for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Code Section 409A. Each payment of any compensation or benefit provided for in this Agreement, including benefit payable in installments, shall be treated as a separate payment for purpose of Code Section 409A, to the extent, if any, it may be applicable.

XXII. Review, Consideration, and Revocation.

Executive has been given a period of twenty-one (21) days to review and consider this Agreement before signing it. Executive further understands that he may use as much or as little of this 21-day period as he wishes prior to signing. Executive also understands that he may revoke this Agreement within seven (7) calendar days after signing it. To be effective, such revocation must be in writing and delivered to Erin Herbst, 65 East State Street, Suite 1800, Columbus, Ohio 43215 or eherbst@keglerbrown.com. If sent by mail, the revocation must be (a) post-marked within the 7-day period, (b) properly addressed, and (c) sent by certified mail, return receipt.

XXIII. EXECUTIVE ACKNOWLEDGMENT.

EXECUTIVE ACKNOWLEDGES THAT: (A) EXECUTIVE’S WAIVER OF RIGHTS UNDER THIS AGREEMENT IS KNOWING AND VOLUNTARY; (B) THIS AGREEMENT COMPLIES IN FULL WITH THE REQUIREMENTS OF THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND THE OLDER WORKERS’ BENEFITS PROTECTION ACT; (C) EXECUTIVE UNDERSTANDS THE TERMS OF THIS AGREEMENT; (D) THE PAYMENTS AND BENEFITS BEING PROVIDED TO EXECUTIVE EXCEED WHAT WOULD NORMALLY BE RECEIVED BY AN EXECUTIVE WHO RESIGNS FROM EMPLOYMENT OR WHO IS TERMINATED BY COMPANY AND THE ADDITIONAL CONSIDERATION IS IN EXCHANGE FOR THE COVENANTS THAT EXECUTIVE HAS MADE IN THIS AGREEMENT; (E) EXECUTIVE IS ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; (F) EXECUTIVE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT; (G) THE 21-DAY PERIOD STARTED WHEN EXECUTIVE RECEIVED THIS AGREEMENT AND ANY CHANGES THEREAFTER MADE TO THE AGREEMENT, MATERIAL OR IMMATERIAL, HAVE NOT RESTARTED THE RUNNING OF THE 21-DAY PERIOD; AND (H) FOLLOWING EXECUTIVE’S EXECUTION OF THIS AGREEMENT, EXECUTIVE WILL HAVE SEVEN (7) DAYS TO REVOKE EXECUTIVE’S ACCEPTANCE OF THIS AGREEMENT, IN WRITING AND DELIVERED TO ERIN HERBST AS SET FORTH ABOVE, AND IF EXECUTIVE CHOOSES NOT TO REVOKE, THIS AGREEMENT SHALL THEN BECOME EFFECTIVE AND ENFORCEABLE AFTER THE EXPIRATION OF THE THREE DAY REVOCATION PERIOD.

[Signature page follows]

8

IN WITNESS WHEREOF, Executive and Company have duly executed this Agreement as follows:

JAMES DESOCIO		INTELLINETICS, INC.

Signature:	/s/James DeSocio	Signature:	/s/Joseph Spain
Print Name:	James DeSocio	By:	Joseph Spain
Date:	2/2/2026	Title:	CFO
		Date:	2/3/2026

9